EXHIBIT 10.5
Cing2284.A.004
This Amendment (cing2284.A.004), effective as of April 1, 2008 (“Effective Date”), between StarTek USA, Inc. (“StarTek”), a Delaware corporation, and AT&T Mobility LLC, (“AT&T Mobility”) a Delaware limited liability company, on behalf of itself and its Affiliates, amends that certain Provider Master Service Agreement dated January 1, 2002.
RECITALS
WHEREAS, AT&T Wireless Services, Inc. and StarTek entered into a Provider Master Service Agreement on January 1, 2002 (the “MSA”);
WHEREAS AT&T Wireless Services, Inc. assigned its rights and delegated its duties under the MSA and all statements of work thereunder to AT&T Mobility;
WHEREAS AT&T Mobility and StarTek desire to amend the term of the MSA;
NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants contained herein, the parties agree to amend the MSA as follows:
1.	Section 8. “Term and Extension of Relationship” of the MSA is hereby deleted in its entirety and it is replaced by the following:
“8. Term and Extension of Relationship
This MSA is effective as of March 21, 2002 (‘Effective Date’) and ends on April 30, 2008.”
3.	Except as amended by this Amendment, the MSA and all responsibilities are not otherwise modified, revoked or superseded and remain in full force and effect.
IN WITNESS WHEREOF, the parties execute this Amendment as of the date stated above.

StarTek USA, Inc.		AT&T Mobility LLC by its authorized Representative AT&T Services, Inc.

By:	/s/ Patrick M. Hayes	By:	/s/ Richard Steadman

Printed Name:	Patrick M. Hayes	Printed Name:	Richard Steadman

Title:	COO	Title:	AVP Global Strategic Sourcing

Date:	3/31/2008	Date:	31 March 2008

Proprietary Information

The information contained in this Agreement is not for use or disclosure outside AT&T Mobility, StarTek, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.